NEWS RELEASE
COMMAND SECURITY
CORPORATION - CSC

COMPANY CONTACT:
----------------
Terri MacInnis, Director of Investor Relations
Bibicoff & Associates, Inc.
Phone:  (818) 379-8500
Email: terrimac@bibicoff.com
       ---------------------


              COMMAND SECURITY SIGNS DEFINITIVE MERGER AGREEMENT TO
                      MERGE BROWN SECURITY INDUSTRIES, INC.
                       - INCLUDING OPERATING SUBSIDIARIES
          STRATEGIC SECURITY SERVICES, INC. AND RODGERS POLICE PATROL -
                              INTO COMMAND SECURITY


Lagrangeville, New York***March 22, 2007***Command Security Corporation (OTCBB:
CMMD.OB) announced today that it has signed a definitive merger agreement to acquire Brown Security Services, Inc. including its 100% owned operating subsidiaries, Strategic Security Services, Inc. and Rodgers Police Patrol. The $3.0 million acquisition is being made for a combination of cash and stock, plus net assets, as defined. Subject to the completion of certain conditions, the acquisition is expected to close in April 2007.

Barry I. Regenstein, President of Command Security, said that, "We view this acquisition as a great fit from both a business and a service perspective. Strategic Security Services and Rodgers Police Patrol generated approximately $11.0 million in profitable annual sales during their 2006 fiscal year. We look forward to working together with our newest business partners as we continue to broaden Command Security's national network of office locations and expand its geographical reach as part of our ongoing efforts to accelerate growth and profitability while delivering the level of quality services that our customers know and expect."

Martin C. Blake, Jr., Command's Chief Operating Officer, said, "The business of both Strategic and Rodgers will continue to be operated by their existing management, as we are entering into agreements with them. We welcome all of their employees as the newest members of the Command team."

Marc Brown, President of Brown Security, said the merger will allow his companies to broaden service to national accounts, improve training programs and provide better service to all clients. "We are excited about the prospects presented by the affiliation with Command and look forward to a fulfilling future for our employees and clients," Brown said.

San Diego-based Strategic Security Services, Inc. and Rodgers Police Patrol have been providing high quality security services since 1940 as a family owned operation. With a security officer and management team totally focused on the protection of its client's employees, visitors and assets, Brown currently serves the California market with approximately 300 employees, principally from its two regional offices located in San Diego and in Fremont.

                                  - Continued -


CMMD TO MERGE WITH BROWN SECURITY                               PAGE TWO


About Command:
Command Security Corporation (www.commandsecurity.com) provides aviation and security officer services through company-owned offices in California, Connecticut, Delaware, Florida, Illinois, Maine, Maryland, Massachusetts, Nevada, New Jersey, New York, Oregon, Pennsylvania and Washington.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the Company to successfully commercialize its new technologies as well as risk factors set forth under "Risk Factors" in the Company's annual report on Form 10-K for the year ended March 31, 2006, and such other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For more information concerning the Company, please refer to its website at www.commandsecurity.com and to the Edgar website www.sec.gov/edgar.shtml.

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3/22/07